Viad Corp Announces Leadership Changes

Steven W. Moster Appointed President and CEO

Richard H. Dozer Named Chairman of the Board

Company Reaffirms Financial Outlook

PHOENIX, Dec. 4, 2014 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that its Board of Directors has appointed Steven W. Moster as President, Chief Executive Officer and a member of the Board, effective immediately. Moster will also continue in his role as President, Global Experience Specialists, Inc. (GES). The Board also named Richard H. Dozer, its current Lead Independent Director, as Chairman of the Board, effective immediately. Dozer and Moster succeed Paul B. Dykstra, who has resigned as Chairman, President and CEO.

"Steve's proven track record and deep understanding of Viad's operations make him the ideal executive to accelerate our strategic growth initiatives and enhance shareholder value across our businesses," said Dozer. "Under Steve's direction, GES is being transformed, which is creating opportunities to expand the business, capture greater market share and generate higher margins. On behalf of the Board, we look forward to Steve's leadership as we continue to execute against our strategic growth initiatives to create value for our shareholders and better serve our clients around the world."

"I am honored to have the opportunity to lead Viad at this important time," said Moster. "This is a transformational time in the company's history and we are making tangible progress to position Viad for lasting success. We are strengthening our GES business with new value-added services that complement the core business, positioning us to become the preferred global full-service provider to the live events market. We are also continuing to invest in the Travel & Recreation Group to build scale by refreshing, building and buying assets in iconic areas of natural beauty in North America. I am excited to work closely with the entire Viad team to advance our leading market positions and drive value for our customers, shareholders and employees."

Dozer concluded, "I would like to thank Paul for his accomplishments and contributions to Viad over the last thirty years and as CEO for the last eight years. Paul helped define the company's go-forward strategic growth initiatives and build a clear path for Viad to extend its track record of success. We wish him well."

Viad today also reaffirmed its 2014 fourth quarter and full year earnings outlook, which was previously announced on October 31, 2014.

About Steven W. Moster

Steven W. Moster has served as President of Viad's Global Experience Specialists (GES) since November 2010. Mr. Moster joined GES in 2004 as Vice President of Exhibit Furnishings and served in roles of increasing responsibility across the business, including Executive Vice President Chief Sales & Marketing Officer. Prior to joining GES, Mr. Moster was an engagement manager at McKinsey & Company where he worked with a broad set of clients to create and implement growth strategies and implement Lean manufacturing processes. Mr. Moster received his bachelor of engineering from Vanderbilt University and his master of business administration from the Tuck School of Business at Dartmouth College.

About Richard H. Dozer

Richard H. Dozer served as president of the Arizona Diamondbacks, president of the US Airways Center Arena, and Chief Operating Officer of the Phoenix Suns. Early in his career, he was an audit manager with Arthur Andersen. Mr. Dozer currently serves on the boards of directors of two other publicly traded companies: Swift Corporation and Apollo Education Group. Mr. Dozer also serves on numerous others boards, such as Blue Cross Blue Shield of Arizona, Meridian Bank, Teach for America - Phoenix, Greater Phoenix Convention and Visitor's Bureau, and Greater Phoenix Leadership. Mr. Dozer received a Bachelor of Science degree in Business Administration - Accounting from the University of Arizona and is a former certified public accountant.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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